Exhibit 99.1

FOR:	PW Eagle, Inc.
1550 Valley River Drive
Eugene, OR 97401
(Nasdaq: “PWEI”)

CONTACT:	Scott Long,
Chief Financial Officer, PW Eagle, Inc.
541-343-0200

PW EAGLE SETS RECORD AND MEETING DATE FOR SPECIAL MEETING OF

SHAREHOLDERS TO APPROVE MERGER

Eugene, Oregon — February 23, 2007 — PW Eagle, Inc. (Nasdaq: “PWEI”) set a February 28, 2007 record date for shareholders entitled to vote at its special meeting of shareholders to be held at The Omni Berkshire Place Hotel, 21 East 52nd Street, New York, New York on April 12, 2007, at 10:00 a.m., local time.

At the meeting, shareholders of PWEI will vote on the proposed merger of PW Eagle with a wholly-owned subsidiary of J-M Manufacturing Company, Inc. (“JMM”). Under the terms and subject to the conditions of the merger agreement, each shareholder of PW Eagle will be entitled to receive $33.50 in cash for each share of common stock that it holds, if such merger is consummated.

Proxy materials, including formal notice and the definitive proxy statement, describing the proposed merger are anticipated to be mailed to shareholders during the week of March 5, 2007.

JMM Merger Status

On January 15, 2007, PW Eagle and JMM announced that they had signed a definitive merger agreement under which JMM will acquire all the outstanding common shares of PW Eagle for $33.50 per share in cash. The merger is subject to customary closing conditions, including the receipt of regulatory approvals and approval by PW Eagle’s shareholders. JMM and PW Eagle filed the Notification and Report required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 on February 14, 2007. PW Eagle filed a preliminary proxy statement for the special meeting of shareholders to vote on approval of the JMM merger with the Securities and Exchange Commission on February 14, 2007.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company at the SEC website at http:// www.sec.gov. The definitive proxy statement and other documents also may be obtained for free from the Company by directing such request to PW Eagle’s Investor Relations Manager at (541) 343-0200 or on the Company’s website at www.pweagleinc.com.

Participants in the Solicitation

PW Eagle, Inc. and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from PW Eagle’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of PW Eagle is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on May 10, 2006. More detailed information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by securities, holdings or otherwise, which interests may be different from those of PW Eagle shareholders generally, will be set forth in the definitive proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

About PW Eagle, Inc.

PW Eagle, Inc. is a leading extruder of PVC pipe products and its wholly-owned subsidiary, USPoly Company, LLC, is a leading manufacturer of polyethylene pipe and fittings. Together they operate twelve manufacturing facilities across the United States. PW Eagle’s common stock is traded on the Nasdaq Global Market under the symbol “PWEI”.

Forward Looking Statements

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this press release, which include those that relate to our proposed merger with JMM, involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. The following specific factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risks and costs to PW Eagle if the merger does not close; (ii) the satisfaction of the conditions to consummate the merger, including the receipt of the required shareholder approval and regulatory approvals; (iii) the uncertain effects the pendency of the merger may have on our business relationships, operating results and business generally, including our ability to retain key employees, suppliers and customers; (iv) potential adverse effects on our business, properties and operations because of certain covenants we agreed to in the merger agreement that restrict the conduct of PW Eagle’s business prior to the completion of the merger; (v) the risk that the financing contemplated by JMM’s financing commitment letter for the consummation of the merger might not be obtained; (vi) the risk that until the merger is completed or the merger agreement is terminated, PW Eagle will not be able to enter into a merger or business combination with another party because of restrictions contained in the merger agreement; (vii) the risk that the restrictions on the conduct of PW Eagle’s business prior to the consummation of the merger, may delay or prevent PW Eagle from undertaking business opportunities that may arise pending the completion of the merger; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including circumstances that may require us to pay a termination fee and related expenses to JMM; (ix) the risk that the merger may not be completed in a timely manner or at all, which may materially adversely affect our business, future prospects and the price of our common stock; (x) risks that may arise if any litigation is initiated with respect to the merger; and (xi) risks related to diverting management’s attention from our ongoing business operations.

In addition, actual results could differ as a result of general factors, including those set forth in our filings with the SEC, including the Annual Report on Form 10-K for our most recent fiscal year, especially in the Management’s Discussion and Analysis section, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K.

All forward-looking statements included in this Press Release are based on information available to us on the date of this Press Release. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements.